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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement (File Nos. 33-68310 and 811-7992) (the "Registration Statement") of MFS Series Trust XI (the "Trust"), of my opinion dated January 27, 1998, appearing in Post-Effective Amendment No. 7 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 28, 1998.


                                                     JAMES R. BORDEWICK, JR.
                                                     -----------------------
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary

Boston, Massachusetts
November 17, 1999